Exhibit 10.3

STOCK APPRECIATION RIGHT AGREEMENT

MAGNUM HUNTER RESOURCES CORPORATION
STOCK INCENTIVE PLAN

THIS STOCK APPRECIATION RIGHT AGREEMENT (this “Agreement”) is made by and between MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation (the “Company”), and [__________] (“Grantee”) as of [__________], pursuant to the Magnum Hunter Resources Corporation Amended and Restated Stock Incentive Plan (the “Plan”), which is incorporated by reference herein in its entirety.

RECITALS

The Committee, acting on behalf of the Company, wishes to grant Grantee a Stock Appreciation Right on [__________] shares of the Company’s $0.01 par value common stock (“Common Stock”) on the terms and subject to the conditions set forth below and in the Plan.

Capitalized terms used in this Agreement and not otherwise defined in this Agreement will have the meaning assigned to them in the Plan.

AGREEMENT

It is hereby agreed as follows:

1.           Grant of Stock Appreciation Right.  Effective [__________] (the “Grant Date”), the Company hereby grants to Grantee a Stock Appreciation Right on [__________] shares of Common Stock (the “Shares”) at a base price per share of $[____] upon the terms and conditions set forth in this Agreement and the Plan.

2.           Term.  Unless terminated sooner, the Stock Appreciation Right will expire if and to the extent it is not exercised five years from the date of this Agreement.

3.           Vesting.  The Stock Appreciation Right will partially vest upon the later of the successful achievement of each of the hereinafter defined events (“Vesting Event”) and Grantee’s continuous employment through the vesting dates described in accordance with the vesting schedule below, subject to termination or forfeiture in accordance with the terms of the Plan:

[INSERT PERFORMANCE-BASED VESTING CONDITIONS AS PERMITTED BY SECTION 2.19 OF THE PLAN]

[INSERT TIME-BASED VESTING CONDITIONS]

4.           Method of Exercise.  The Stock Appreciation Right may be exercised in whole or in part by Grantee by giving written notice to the Company of the election and the number of whole Shares subject to the exercise.  Grantee must also pay the amount, if any, deemed by the Committee sufficient to enable the Company to satisfy any withholding or employment-tax obligations attributable to the exercise.  A partial exercise of the Stock Appreciation Right may not be for less than 100 Shares.  Any required amount must be paid in cash or by certified or bank cashier’s check payable to the Company or pursuant to any other method permitted by the Committee in accordance with the Plan.

5.           Settlement of Stock Appreciation Right.  This Stock Appreciation Right will be settled by the issuance of shares of Common Stock (or, in the sole discretion of the Committee, in cash or a combination of cash and shares of Common Stock) in accordance with Section 10.3 of the Plan.  The settlement of a Stock Appreciation Right will be subject to satisfaction of applicable withholding tax (the “Required Withholding”).  By execution of this Agreement, Grantee authorizes the Company, to the extent permissible, to withhold shares of Common Stock (or cash if the Committee elects to settle any Stock Appreciation Rights with such consideration) with respect to the settlement of any Stock Appreciation Rights as may be necessary to satisfy Grantee’s Required Withholding, if any.  Notwithstanding the foregoing, the Committee may require that Grantee satisfy Grantee’s Required Withholding, if any, by paying cash or by any other means the Committee, in its sole discretion, considers reasonable.  The obligations of the Company under this Agreement are conditioned on the satisfaction of the Required Withholding, if any.

6.           Effect of Termination of Employment or Other Service.  If Grantee’s employment and other service with the Company and all of its Subsidiaries terminate, the effect of the termination on Grantee’s Stock Appreciation Rights under this Agreement will be as set forth in Section 11 of the Plan.

7.           Restrictions on Transfer.  The Stock Appreciation Right will not be transferable, either voluntarily or by operation of law, except as provided in Section 14.3 of the Plan.

8.           Rights as a Stockholder.  Grantee will not be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to Grantee.  No Shares may be purchased upon the exercise of the Stock Appreciation Right unless and until, in the opinion of the Company’s counsel, any then-applicable requirements of the Plan, this Agreement, any laws, any governmental or regulatory agencies having jurisdiction, and of any exchanges upon which the stock of the Company may be listed have been fully complied with.

9.           No Right to Employment.  Nothing contained in this Agreement obligates the Company to employ or have another relationship with Grantee for any period or interfere in any way with the right of the Company to reduce Grantee’s compensation or to terminate the employment of or relationship with Grantee at any time.

10.           Miscellaneous.

10.1           Binding Effect, Successors.  This Agreement shall bind and inure to the benefit of the successors, assigns, transferees, agents, personal representatives, heirs and legatees of the respective parties.

10.2           Further Acts.  Each party will perform any further acts and execute and deliver any documents which may be necessary to carry out the provisions of this Agreement and to comply with applicable law.

10.3           Amendment.  This Agreement may be amended at any time by the written agreement of the Company and Grantee.

10.4           Choice of Law and Severability.  This Agreement shall be construed, enforced and governed by the laws of the State of Delaware.  The invalidity of any provision of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect.

10.5           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission if the notice or communication is delivered prior to 3:30 p.m. (Houston time) on any day except Saturday, Sunday and any day that is a federal legal holiday in the United States (“Business Day”) via facsimile at the facsimile number set forth below or via electronic mail at the address set forth below, (b) the next Business Day after the date of transmission if the notice or communication is delivered on a day that is not a Business Day or later than 3:30 p.m. (Houston time) on any Business Day via facsimile at the facsimile number set forth below or via electronic mail at the address set forth below, (c) the 2nd Business Day following the date transmitted if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom the notice is required to be given.  All notices and demands to Grantee or the Company may be given to them at the following addresses:

If to Grantee:	[___________] __________________________ __________________________ Fax: ______________________ Electronic Mail: ______________

If to Company:
Magnum Hunter Resources Corporation
777 Post Oak Blvd.
Suite 910
Houston, Texas 77056
Attention: Paul M. Johnston, Senior Vice President and General Counsel
Fax: (832) 369-6992
Electronic Mail: pjohnston@magnumhunterresources.com

The parties may designate in writing from time to time such other place or places that notices and demands may be given.

10.6           Entire Agreement.  This Agreement, as governed by and interpreted in accordance with the Plan, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, this Agreement supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth or referred to herein.  No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

10.7           Grant Subject to Terms of Plan and this Agreement.  Grantee acknowledges and agrees that the grant of the Stock Appreciation Right is made pursuant to and governed by the terms of the Plan and this Agreement.  Grantee, by execution of this Agreement, acknowledges having received a copy of the Plan.  The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan.  In the case of a conflict between the terms of the Plan and this Agreement, the terms of the Plan will control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

“COMPANY”

MAGNUM HUNTER RESOURCES CORPORATION,
a Delaware corporation

By: _______________________________________
[__________], Chairman, Compensation and Nominating Committee

“GRANTEE”

__________________________________________
[__________]